Exhibit 10.2

                        CONFIDENTIAL TREATMENT REQUESTED.
            CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED
       AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


                                 SALES AGREEMENT

                                     between

                          TOR MINERALS MALAYSIA Sdn Bhd

                                       and

                             KERR-McGEE CHEMICAL LLC

                         for the supply and purchase of

                              IPOH SYNTHETIC RUTILE




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


                                    I N D E X



      CONTENTS                                                              PAGE
 1.    Scope                                                                  3
 2.    Definitions                                                            3
 3.    Term                                                                   4
 4.    Quantity                                                               4
 5.    Price                                                                  5
 6.    Packaging, Delivery and Shipment                                       6
 7.    Payment                                                                7
 8.    Inspection, Weighing, Sampling and Analysis                            8
 9.    Warranty and Rejection                                                 9
10.    Taxes and Duties                                                      10
11.    Patents                                                               10
12.    Risk, Title and Insurance                                             10
13.    Force Majeure                                                         10
14.    Default                                                               11
15.    Insurance                                                             12
16.    Governing Law                                                         12
17.    Arbitration                                                           12
18.    Assignment                                                            12
19.    Notices and Other Documents                                           13
20.    Administration Formalities                                            13
21.    Secrecy                                                               13
22.    Entirety                                                              14


Appendix I       Product Specifications "**[Confidential Treatment Requested]"
Appendix II      Ipoh Cost Calculation "**[Confidential Treatment Requested]"
Appendix III     Example of Pricing Calculation "**[Confidential Treatment Requested]"
Appendix IV      Sampling Procedures "**[Confidential Treatment Requested]"



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                                 SALES AGREEMENT

THIS AGREEMENT, made this 28th day of March, 2003, by and between TOR Minerals Malaysia Sdn Bhd, with offices located at 4 1/2 Miles, Lahat Road, 30200 Ipoh, Perak, Malaysia (hereinafter referred to as "Seller") and KERR-McGEE CHEMICAL LLC, with a mailing address of 123 Robert S. Kerr Avenue, Oklahoma City, Oklahoma 73102, USA (hereinafter referred to as "Buyer").

WHEREAS, Seller is a producer of synthetic rutile and Buyer is a manufacturer of titanium dioxide (TiO2) pigment and consumes synthetic rutile in the production of such pigment, and

WHEREAS, Seller and Buyer are cooperating in an exchange of information to assist Seller in providing reliable production of synthetic rutile, and

WHEREAS, Seller desires to sell and Buyer desires to purchase synthetic rutile, such product more specifically defined in Section 2 below, all pursuant to the terms hereof.

NOW THEREFORE, in consideration of the promises and mutual undertakings contained hereunder, Seller and Buyer agree as follows:

1.       Scope
         -----

         Seller agrees to sell and deliver, and Buyer agrees to buy and pay for
         Product,   subject  to  the  specifications,   quantities  and  prices
         hereinafter specified.

2.       Definitions
         -----------

         A.    "Agreement"   shall  mean  this   Agreement   and  the   attached
               Appendices, as modified or amended, in writing, and signed by Buyer and Seller.

         B. "Dollar" or "$" shall mean U.S. dollars and all references to currency shall be deemed to be United States currency.

         C. "In free pratique" shall mean permission granted by the authorities at a port, being satisfied as to the state of health of those on board a ship on arrival, for them to make physical contact with the shore. A ship which is the subject of such permission is said to be "in free pratique."

         D. "Laydays" shall mean days allowed for loading or unloading of a vessel as agreed upon between Owners and Charterers.

         E.    "Month" shall mean calendar month.

         F.    "Product"   shall  mean  synthetic   rutile   conforming  to  the
               specifications set out in Appendix I attached hereto and made a part hereof.

         G. "STEM" shall mean an agreement of laydays between Buyer and Seller.

         H.    "Tonne" shall mean one dry metric tonne of 1000 kilograms.

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3.       Term
         -----

         The term of this Agreement is for period of five calendar years, 2003 through 2007, unless earlier terminated as hereinafter provided, or extended as the parties may agree in writing.

4.       Quantity
         --------

         A.    2003 Quantity
               -------------
               During  calendar  year 2003,  Seller  shall sell and  deliver and
               Buyer  shall  purchase  "**[Confidential   Treatment  Requested]"
               tonnes.

         B.    Right to Purchase Additional Takes
               ----------------------------------
               Subject to agreement on price and the remedy set forth in Article 5(c), Buyer agrees to purchase a minimum of "**[Confidential Treatment Requested]" tonnes annually for the term of this Agreement. In addition, TOR grants to KMC the exclusive right and option, but not the obligation, to purchase from TOR all Product produced in excess of amounts required by TOR for use in its internal pigment operations. Seller will make available under such right and option each during the term hereof not less than "**[Confidential Treatment Requested]" tonnes annually.

               Provided that Product meets specifications and KMC confirms the Product delivered in 2003 has no characteristics that make it unsuitable for use in KMC's chloride TiO2 process, KMC estimates it will purchase from TOR approximately "**[Confidential Treatment Requested]" tonnes of Product in calendar year 2004 and as much as "**[Confidential Treatment Requested]" tonnes per calendar year thereafter. Based on availability of Product in excess of TOR's internal requirements, KMC may purchase volumes in excess of "**[Confidential Treatment Requested]" tonnes in a calendar year.

               To the extent KMC indicates it will not exercise its right and option to purchase quantities available from Seller above the "**[Confidential Treatment Requested]" tonne minimum, such quantities shall be deemed released and TOR shall be free to use internally or dispose of such released Product in any manner as it sees fit. Either TOR or KMC may recommend to pursue a third-party sale of quantities not optioned by KMC and any profits will be shared equally by TOR and KMC. However, should KMC unilaterally decline to purchase the optioned quantities then TOR has no further obligation to share profits should a third-party sale occur. In any event TOR, however, shall remain solely responsible for performing all terms and conditions of any sale to a third party.

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         C.    Periodic Planning
               -----------------
               The parties shall meet periodically at least once in the first quarter of each calendar year, to agree on Product quantities to be purchased by KMC that year and to schedule shipments. Seller will demonstrate evidence at that time that sufficient ilmenite has been purchased to satisfy Product quantity agreed to be taken by KMC together with TOR's estimated internal requirements, or will undertake shortly thereafter efforts to procure sufficient ilmenite and provide such evidence in a timely manner to KMC. In the event TOR has not furnished evidence reasonably satisfactory to KMC of sufficient ilmenite supply by the end of the second calendar quarter, KMC shall have the right, but not the obligation, to cancel this Agreement in whole or, at its discretion, as to any one or more shipments of Product it may have previously agreed to take.

         D.    Shipping Allowance
               ------------------
               Actual quantities shipped that are within 2% of the final quantities scheduled for a Contract Year will be considered performance of the contractual quantity commitment.

5.       Pricing
         -------

         A.    Pricing for 2003
               ----------------
               The price for Product purchased for 2003 shall be a base price of USD "**[Confidential Treatment Requested]" per tonne, FOB Lumut, Malaysia, which price takes into account the parties' best estimate of KMC's equal share of the operating efficiencies and cost savings to be realized during 2003. Appendix II contains the calculations used for the cost savings and the cost categories to be considered by the parties in the future (including and incorporating the Notes in Appendix II).

         B.    Pricing after 2003
               ------------------
               In the first quarter of 2004, the parties will meet to confirm the actual cost savings realized in 2003 compared to the
               "**[Confidential   Treatment  Requested]"  per  tonne  figure  in
               Article 5(a) above. Such savings are to be shared equally between the parties. The resulting cost per tonne will then be used as the price to be paid by KMC accordingly for shipments in 2004. Thereafter, in the first quarter for each subsequent year the parties will meet to confirm the actual costs realized in the prior year, with any cost savings per tonne to be shared equally, and adjust the prices paid by KMC accordingly for shipments in the current year. If no savings in cost per tonne are realized or the cost is higher year over year then the parties shall negotiate the next year's price. An example of the price calculation described in this paragraph is shown in Appendix III.

         C.    Early Termination
               -----------------
               If  agreement  cannot be  reached  on a proper  adjustment  under
               Article 5(b) above for any year and no other alternative is mutually agreed, then KMC and TOR agree to consult in good faith together for an additional period of 90 days, but no later than 30 June of the current year, to review the provisions of this Agreement and consider possible modifications and alternatives mutually acceptable to both parties. Should a resolution not be agreed upon by the end of this additional 90 day period, any further duty by Buyer to take and by Seller to furnish Product hereunder shall terminate for that year.

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         D.    Financial Statements
               --------------------

               For purposes of calculating cost as described in Articles 5(a) and 5(b) above, TOR agrees to prepare, maintain, and provide to Buyer audited balance sheets, audited profit and loss statements, and audited cash flow statements (collectively, the Financial Statements) for TOR Minerals Malaysia Sdn Bhd. on an annual basis. These financial statements shall also be provided to Buyer on a quarterly basis after review, but not audit, by TOR's independent auditing firm. The Financial Statements shall be prepared in accordance with U.S. GAAP and audited by an independent auditing firm as designated by Seller and acceptable to Buyer.

6.       Packaging, Delivery and Shipment
         --------------------------------

         A. Seller shall deliver Product, FOB, into Buyer's vessel at the general cargo berth in the port of Lumut, Malaysia, in accordance with INCOTERMS 2000. Buyer shall furnish the cargo vessel at its expense.

         B. Buyer and Seller shall agree on a shipping schedule for each Contract Year by March 31 of the current year. Failing agreement by such time, Product shall be taken in roughly equal size shipments throughout the Contract Year.

         C. Notwithstanding the agreed shipping schedule, Buyer shall request and receive STEM from Seller with respect to each shipment one month prior to the expected arrival of Buyer's vessel at the port of Lumut. At the same time, Buyer is to advise of a fourteen (14) day laydays/cancelling (laycan) spread in which the vessel will be presented for loading. Twenty-one (21) days prior to the start of the laycan Buyer is to advise name of performing vessel and ETA at Lumut while narrowing the laycan to a ten (10) day spread. Fourteen (14) days prior to commencement of laycan Buyer is to advise actual nomination with vessel description and ETA at Lumut. Buyer's vessel is to give seven (7) day, seventy-two (72) hour, and twenty-four (24) hour telegraphic or radio notice of expected readiness to load at the port.

         D. No loading shall commence until the cleanliness certification referred to in Clause A, Article 8, Inspection and Weighing, has been made. Time for loading to count as from 0800 on the next working day after the vessel is reported ready, in free pratique and notice tendered in writing, or by radio, during normal office hours of 0900 to 1700 Monday through Friday and 0900 to 1200 Saturdays, with Sundays and Malaysian national holidays excepted.

         E. Buyer shall advise Seller of charter party details relevant to arranging proper and efficient loading of the vessel. Where required, vessel's gear should be capable of loading 1000 tonnes per weather working day. Vessel shall be furnished with the necessary lighting for night work, should this be required. Vessel shall be furnished with mechanical sliding, self stowing hatches to the extent that such vessels are reasonably available.

         F. Seller agrees to pay Buyer demurrage or dead freight at the rate specified in the charter party for Buyer's vessel if Product is not available for loading. The loading shall be based on CQD (Customary Quick Dispatch) with no demurrage or dispatch except as noted in this Clause F.

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7.       Payment
         -------

         A. The Buyer shall make payment to Seller for the Product shipped hereunder by wire transfer to the credit of Seller's account within forty-five (45) days of the date on the bill of lading and after receipt by Buyer of the documents listed in 7 B. below.

         B. The following documents will be dispatched to Buyer's home office or other office as may be designated by Buyer:

                  (i)        Commercial Invoice
                  (ii)       Bill of Lading
                  (iii)      Certificate of Weight
                  (iv)       Certificate of Analysis
                  (v)        Certificate of Origin

8.       Inspection, Weighing, Sampling and Analysis
         -------------------------------------------

         A.    Inspection and Weighing
               -----------------------

               (i) Inspection of the holds in Buyer's vessel for cleanliness and protection and determination by certified weighbridge weight of Product loaded aboard Buyer's vessel shall be made by a registered independent surveyor or such other inspector acceptable to Buyer and Seller. The cost of such shall be borne by Seller. Such surveyor shall certify cleanliness, but shall be entitled to reject any vessel not found to be suitable for loading of Product, provided such surveyor sends to  Buyer,  through  Seller,  or  Seller's  agent,  by telefax, the reasons for such rejection and his certification that the Buyer's vessel as presented would not adequately protect the Product from contamination. Such rejection shall be for Buyer's account and time will not count until such time as the holds are declared acceptable for loading.

               (ii) The weight used for invoice  purposes  will be determined by certified weighbridge during loading of the Product. If the weight determined during discharge of the Product by draft survey performed by an independent surveyor differs by more than 1.0% from the invoice weight then the parties will negotiate in good faith in order to agree an acceptable final weight .

         B.    Sampling
               --------

               Each shipment of Product delivered to Buyer's vessel at the port of Lumut shall be sampled by Seller as detailed in Appendix IV and analysed as set forth below. The Seller shall take and distribute representative samples during the loading of the Buyer's vessel. Such samples shall be thoroughly mixed and reduced to three (3) samples weighing two kilograms (2 kg) each. One sample shall be held by Seller to be used as an umpire sample if and when required; one sample shall be forwarded forthwith to Buyer by courier; and one sample shall be analyzed for TiO2 and other specified components by the Buyer's laboratory. Costs of sampling shall be borne by Seller.

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         C.    Analysis
               --------

               (i)  Methods of Analysis
                    -------------------
                    All guaranteed elements and relevant typical elements will be analysed by XRF techniques in conformance with the usual industry standards for such analysis; provided that Seller shall use ASTM D1394 for determination of TiO2 content.

               (ii) Analysis  by Seller
                    -------------------
                    Seller shall analyze its part of the sample and the results of such analysis for each shipment shall be certified and shall accompany the invoice forwarded to Buyer in accordance with Article 7.

              (iii) Analysis by Buyer
                    -----------------
                    Buyer may, but shall not be obliged to, analyse its part of the sample. Unless Buyer notifies Seller, as soon as possible but in any event within sixty (60) days of receipt of the sample, that Buyer's analysis indicated that Product fails to meet the guaranteed Specifications contained in Appendix I, the results of Seller's analysis shall be deemed final and conclusive.

               (iv) Umpire Procedure
                    ----------------
                    Should Buyer's analysis of its part of the sample indicate that Product does not meet the guaranteed Specifications contained in Appendix I, Buyer may so advise Seller within sixty (60) days of Buyer's receiving the sample and Seller shall forward for analysis the retained sample to such umpire analyst, (being an independent testing laboratory and presently agreed to be the SGS laboratories in Australia).

               (v)  Settlement
                    ----------
                    If an umpire's analysis is called for, all disputed characteristics and properties will be analysed. For each of these analyses, the final and binding analysis shall be that analysis as was determined by either Buyer or Seller that is closest to the umpire analysis. Should this result in confirmation that Product failed to meet the guaranteed Specification according to Appendix I, Buyer and Seller will endeavour to reach an equitable adjustment. If such an adjustment cannot be agreed, the parties shall proceed as described in Article 9 below. The cost of an umpire's analysis shall be borne by the party furthest from the umpire's analysis on the specific characteristic or property in question.

               (vi) Revision of Sampling and Analytical Procedures
                    ----------------------------------------------
                    The  procedures set forth in Clause C, Paragraph (i) of this
                    Article 8 are believed to be the most satisfactory ones as of the date of this Agreement. In the event better procedures become available, Buyer and Seller shall endeavour in good faith to agree revisions hereto incorporating such better procedures.

         D.    Witness
               -------
               At its own cost, Buyer shall have the right to be present, either itself or by its authorized representative, at all inspection, weighing, sampling and analysis procedures.

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9.       Warranty and Rejection
         ----------------------

         A. Seller warrants that Product sold and delivered hereunder shall conform to the Specifications as listed in Appendix I. In the event that the Product shipped hereunder does not conform to the specifications, as determined through the weighing, sampling and analysis procedure described in Article 8 hereof, notification shall be sent by the party becoming aware of such non-conformity as soon as practicable informing the other of the non-conformance. The parties shall in good faith attempt to agree an equitable adjustment. In the event that the parties are unable to agree such an adjustment, Seller shall, at its cost and expense, remove or otherwise dispose of such non-conforming Product and replace it with an equivalent quantity from Seller's works which meets the guaranteed Specifications. All costs associated with the supply of conforming Product from the Seller's works, including, but not limited to, shipping, unloading, weighing, and customs clearance, shall be for the Seller's account.

         B. If the Seller's inability to deliver conforming Product should persist beyond 90 days after notification of non-conformance then the parties shall attempt to agree on a revised specification and price for the non-conforming Product. However, if the non-conformity is of such a nature that it will have a material negative effect on the process or final product of the Buyer, then the Buyer may, subject to Article 13(a) below, cancel any remaining quantities and may pursue any remedy it may have at law or equity.

10.      Taxes and Duties
         ----------------

         All Malaysian taxes or duties now or hereafter imposed on the export of Product shall be for the sole account of Seller. All taxes or duties now or hereafter imposed on the import of the Product by the country of destination shall be for the sole account of Buyer.

11.      Patents
         -------

         Seller agrees to protect and hold Buyer harmless from and against any and all claims that Product in the state or form as sold under this Agreement infringes or allegedly infringes any patent, and Seller will, at its own cost and expense, defend any and all suits which may be brought against Buyer on account of said infringement of such patent or patents, and Seller shall pay any and all fees, costs and damages awarded in said suits.

12.      Risk and Title
         --------------

         Risk of loss and title shall pass to the Buyer as the Product progressively clears the rail of Buyer's vessel at the Port of Lumut.

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13.      Force Majeure
         -------------

         The affected party shall promptly notify the other party should any "Force Majeure", as hereafter defined, occur. Seller's failure or inability to make, or Buyer's failure or inability to take, any delivery or deliveries when due, or the failure or inability of either party to effect timely performance of any other obligation required of it hereunder, if caused by Force Majeure, shall not constitute a default hereunder or grounds for any liability to the other; provided however, that the party so affected shall promptly notify the other party when such Force Majeure circumstance commences and, again, when it has ceased to affect its ability to perform its obligations hereunder. The quantity to be delivered hereunder shall be reduced to the extent of the deliveries omitted for such cause or causes, unless both parties agree to a different amount or that the total quantity to be delivered hereunder shall remain unchanged. As used herein, the term "Force Majeure" shall mean and include any act of God, nature or the public enemy, explosion, accident, operation malfunction or interruption to the extent it could not have been avoided by good industry practice, fire, storm, earthquake, flood, drought, perils of the sea, strikes, lockouts, labour disputes, riots, sabotage, embargo, war (whether or not declared), federal, state, municipal or public authority legal restriction or limitations or compliance therewith, failure or delay of transportation, shortage of, or inability to obtain, raw materials, supplies, equipment, fuel, power supply, or any other circumstance of a similar or different nature beyond reasonable control of the party affected thereby. In this connection, a party shall not be required to resolve labour disputes, except in accordance with such party's business judgement as to its best interest. Either party may terminate this Agreement if such an event causing failure or inability to perform continues for more than 180 days.

14.      Default
         -------

         A. A "default" shall mean any failure by either party to make any payment or to perform any obligation pursuant to this Agreement for any reason other than an event of Force Majeure and the party in default has failed to remedy or diligently to commence to remedy such failure within thirty (30) days (seven (7) days if for overdue payment of money) after receiving written notice thereof from the other party.

         B. In the event of a default arising from a breach of Buyer's duty to pay for Product delivered, Seller shall have the right to recover the price for the value of the Product delivered and its reasonable attorney's fees in effecting the recovery. In addition, Seller shall have the right (subject to Buyer's right to cure its default pursuant to this Article) to terminate this Agreement forthwith by providing notice to such effect to Buyer. Notwithstanding anything contained herein to the contrary, in no event shall Buyer be liable for consequential, indirect, incidental or special damages as a result of a default or failure to pay under this Agreement.

         C. In the event of any default by Seller for failure to deliver Product or to perform in accordance with this Agreement, Seller (subject to the Seller's right to cure its default pursuant to this Article) shall compensate Buyer by delivering, as soon as possible after the default, appropriate quantities of Product produced at Sellers works in accordance with this Agreement. Furthermore, should Seller be in default, Buyer shall have the right (subject to Seller's right to cure its default pursuant to this Article, and in addition to the remedy for breach of warranty set out at Article 9 above) to terminate this Agreement forthwith, by providing notice to such effect to Seller. Notwithstanding anything contained herein to the contrary, in no event shall Seller be liable for consequential, indirect, incidental or special damages as a result of default under this agreement.

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

         D. In the event either party becomes bankrupt or insolvent, commits any act of bankruptcy or insolvency, makes any proposal, arrangement or compromise with its creditors or if it is liquidated or if its charter of incorporation is relinquished or cancelled, the other party shall have the right immediately to terminate this Agreement without notice or demand.

         E. Neither this right of termination nor any other remedy provided for in this Agreement shall be deemed exclusive or an election of remedies, and shall not affect any other rights and remedies as may be available to a party at law or equity, provided however, that neither shall be liable to the other for consequential, indirect, incidental or special damages including, but not limited to, loss of profits.

15.      Insurance
         ---------

         At all times during the term of this Agreement, Seller agrees to carry and maintain with companies authorized to do business in Malaysia, with an A.M. Best Companies Inc. or equivalent a rating of B+ or better, or as otherwise acceptable to Buyer, the following:

            The "Casualty Insurance" covering loss or damage to the Ipoh Plant for an amount not less than USD $10,000,000 with a maximum deductible of USD $1,000,000. Such policy shall expressly waive subrogation against the Buyer, its affiliates, and their officers, directors, employees, and agents.

16.      Governing Law
         -------------

         This Agreement shall be governed by and construed under the laws of the State of Oklahoma, other than its choice of law rules.

17.      Arbitration
         -----------

         In the event of any controversy, dispute or claim arising out of this Agreement or alleged breach thereof, the parties shall endeavour to settle that controversy, dispute, claim or alleged breach in an amicable manner. Should the parties fail to do so within forty-five
         (45) days after first notice, that controversy, dispute, claim or alleged breach shall be finally settled in New York City under the Rules of the American Arbitration Association by a majority of three
         (3) arbitrators appointed in accordance with the rules of that Association then prevailing.

18.      Assignment
         ----------

         Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. The preceding sentence shall not apply to assignments made to parents, subsidiaries, or related corporations of the parties hereto or, in the case of Buyer, to a financially capable purchaser of all or essentially all of Buyer's TiO2 pigment business, provided that in all cases the assignee agrees in writing to assume all its assignor's duties and obligation hereunder and the party executing this Agreement agrees to and shall remain secondarily responsible for performance of its obligation hereunder unless such is waived in writing by the other party.

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


19.      Notices and Other Documents
         ---------------------------

         All notices and other documents required to be given to the Buyer shall be addressed to:

         Manager, Material Procurement
         Kerr-McGee Chemical LLC
         123 Robert S. Kerr Avenue
         Oklahoma City, Oklahoma 73102
         USA
         Facsimile:  (450) 270-3755

         All notices and other documents required to given to the Seller shall be addressed to:

         TOR Minerals Malaysia Sdn Bhd
         41/2Miles
         Lahat Road
         30200 Ipoh
         Perak, Malaysia
         Facsimilte:  (605) 322-2535

         All notices and other documents shall be sent properly addressed, postage prepaid, by priority mail or by reputable international courier (in either of which cases they shall be deemed to have been given or served on the sixth day after their posting or handing to the courier). Notices may also be given by facsimile and, in such case, the notice shall be deemed to have been given the day after facsimile transmission is confirmed by automatic answer back. All notices given by facsimile shall also be confirmed by priority mail or courier, sent in the manner provided above. For the purposes of this Agreement, the phrase "other documents" shall include samples of Product. Either party may, by notice in writing to the other, alter its address of service.

20.      Administration Formalities
         --------------------------

         In addition to Article 10 above for taxes and duties, Seller shall comply with all applicable regulations concerning the export of Product from Malaysia and Buyer shall comply with all regulations concerning the import of Product for the country or countries of destination.

21.      Secrecy
         -------

         Each party shall keep confidential all reports, records, data, opinions and technical and other information obtained from the other party in the course of negotiations for and the performance of this Agreement. To the extent a party to this Agreement is obliged as a matter of law to disclose the other's information, it may do so, provided the party whose information is to be disclosed is given prior written notice of such pending disclosure and an opportunity to appear and object or seek a protective order.

22.      Entirety
         --------

         This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and there are no understandings, representations or warranties made or relied on, except those expressly set forth herein. No amendment, addition to, alteration, modification or waiver of all or part of this Agreement shall be of any force or effect unless in writing and signed by the party against whom it is being enforced.

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


     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorised respective representatives.

FOR TOR MINERALS MALAYSIA SDN BHD.:

Name:                          /s/LEE HEE CHEW
                            Title: Managing Director
                               Date: 1 April 2003


FOR KERR-MCGEE CHEMICAL LLC

Name:                        /s/ Samual A. Hewes
Title:                Vice President, Strategic Services
Date:                           April 16, 2003



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

                                   APPENDIX I

              TOR MINERALS MALAYSIA SYNTHETIC RUTILE SPECIFICATIONS

                     "**[CONFIDENTIAL TREATMENT REQUESTED]"

                             IPOH SR Specifications
   ---------------------------------------------------------------------------
                          Typical                Max                 Min
   ---------------------------------------------------------------------------
      TjO2
     Fe203
     A12O3
       CaO
       MgO
      SnO2
     Cr2O3
       MnO
      v2O5
      SiO2
      ZrO2
     Nb2O5
       PbO
         S
      U+Th
   ---------------------------------------------------------------------------

   Particle Size & Density
           Wt%                From               To
   ---------------------------------------------------------------------------
                500
                355
                212
                150
                106
                 75
                -75
                D5O
       Bulk Density
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

                                                                APPENDIX II

                                                           TOR Minerals Maylasia, Inc.
                                                             Contract Cost Forecast
                                                                Year 2002 and 2003
                                                 (All Amounts in Malaysian Ringil Unless Noted)

                                                      "**[CONFIDENTIAL TREATMENT REQUESTED]"

                                                                                            Cost Drivers Identified
                                                                       ------------------------------------------------------------
                                      YTD September 2002                                 Semi-Fixed/Production Month
                           -----------------------------------------                  ----------------------------------
                            Shutdown        Production      Total        Fixed/Month    % Fixed     % Var    SemiFixed   Var/Unit
                            --------        ----------      -----        -----------    -------     -----    ---------   --------



Material-Ilmenite
material - Acid
Fuel Oil - Utilities
Fuel Oil - Reductant
Diesel - Utilities
Diesel - Reductant
Boric Acid
Caustic Soda Liquid
Electricity
Water
Direct Labor
Indirect Labor
Maintenance
Production OH
Depn-Fixed SL
Depn-Unit of Production
Total

Production Units

Cost Per Tonne (RM)

Cost Per Tonne (USD)

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

                            YTC September 2002 Based on Cost Drivers                    Estimated Year 2003
                            ----------------------------------------          -------------------------------------------
                            Fixed     Semi Fixed    Variable   Total          Fixed    SemiFixed     Var       Total Cost
                            -----     ----------    --------   -----          -----    ----------    ---       ----------

Material-Ilmenite
Material Acid
Fuel Oil - Utilities
Fuel Oil - Reductant
Diesel - Utilities
Diesel - Reductant
Boric Acid
Caustic Soda Liquid
Electricity
Water
Direct Labor
Indirect Labor
Maintenance
Production OH
Depn-fixed SL
Depn-Unit of Prod.
Total

Production Volume

Cost Per Tonne (RM)

Cost Per Tonne (USD)

Production Months

Total Months in Period

Conversion Rate (Ringit/USD)

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

                                  APPENDIX III

                           CONTRACTUAL PRICING EXAMPLE


                     "**[CONFIDENTIAL TREATMENT REQUESTED]"

----------------------------------------------------------------------------------------
                                                        Change in Cost
                      Price Paid      Actual Cost     from Previous Year     50% Share
Calendar Year           ($/MT)          ($/MT)               ($/MT)            ($/MT)
----------------------------------------------------------------------------------------
   2003
----------------------------------------------------------------------------------------
   2004
----------------------------------------------------------------------------------------
   2005
----------------------------------------------------------------------------------------
   2006
----------------------------------------------------------------------------------------
   2007
----------------------------------------------------------------------------------------
   2008
----------------------------------------------------------------------------------------



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

                                   APPENDIX IV

         IPOH SHIPMENT SAMPLING PROCEDURE AT THE PORT OF LUMUT, MALAYSIA

                     "**[CONFIDENTIAL TREATMENT REQUESTED]"





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